UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  August 1, 2002


           AEI NET LEASE INCOME & GROWTH FUND XIX
                     LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-19838                      41-1677062
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                        (612) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)



Item 2.   Acquisition or Disposition of Assets.

       On August 1, 2002, the Partnership sold an Applebee's restaurant in Beaverton, Oregon to BLW Properties, LLC, who is not affiliated with the Partnership. The Partnership received net proceeds of approximately $3,150,000, which resulted in a net gain of approximately $1,730,000.

Item 7. Financial Statements and Exhibits.

        (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had sold the property on January 1, 2001, the Partnership's Investments in Real Estate would have been reduced by $1,478,444 and its Current Assets
             (cash) would have increased by $3,150,000 and Partner's Capital would have increased by $1,671,556.

             The Total Income for the Partnership would have decreased from $2,027,067 to $1,763,546 for the year ended December 31, 2001 and from $527,052 to $458,866 for the three months ended March 31, 2002 if the Partnership had not owned the property during the periods.

             Depreciation Expense would have decreased by $39,760 and $9,940 for the year ended December
             31, 2001 and the three months ended March 31, 2002, respectively.

             Partnership Administration and Property Management Expense would have decreased by $8,601 and $175 for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

             The net effect of these proforma adjustments would have caused Net Income to decrease from $1,420,095 to $1,204,935 and from $345,785 to
             $287,714 would have resulted in Net Income of $56.38 and $13.92 per Limited Partnership Unit outstanding for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

        (b)  Exhibits

                 Exhibit  10.1 - Purchase  and  Sale
                 Agreement  dated  June   10,   2002
                 between  the  Partnership  and  BLW
                 Properties,  LLC  relating  to  the
                 property  at 1220 NW 185th  Avenue,
                 Beaverton, Oregon.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI NET LEASE INCOME & GROWTH
                              FUND XIX LIMITED PARTNERSHIP

                              By: AEI Fund Management XIX, Inc.
                              Its: Managing General Partner


Date:  August 5, 2002          /s/ Mark E Larson
                              By:  Mark E. Larson
                              Its Chief Financial Officer